EXHIBIT 99.1

GoPro Announces First Quarter 2015 Results

First Quarter Revenue of $363 Million, Up 54% Year-Over-Year
Second Highest Revenue Quarter in Company History
The Five Top Selling Camera/Camcorders in the United States are GoPros

SAN MATEO, Calif., April 28, 2015 - GoPro, Inc. (NASDAQ: GPRO), maker of the world’s most versatile camera and enabler of some of today's most immersive and engaging content, today announced financial results for its first quarter ended March 31, 2015.

“We kicked off 2015 by delivering the second highest revenue quarter in GoPro’s history,” said GoPro Founder and CEO, Nicholas Woodman. “We are making investments in talent, technology, software, and innovative new products that will fuel growth and strengthen GoPro’s ecosystem.”

Summary of First Quarter 2015 GAAP Results:

•	Revenue of $363.1 million increased 54.0% compared to $235.7 million in the first quarter of 2014

•	Gross margin of 45.1% compared to 40.9% in the first quarter of 2014

•	Operating income of $22.3 million increased 34.5% compared to $16.6 million in the first quarter of 2014

•	Net income attributable to common stockholders of $16.8 million or $0.11 per diluted share increased 98.2% compared to $8.5 million or $0.08 per diluted share in the first quarter of 2014

•	Cash, cash equivalents and marketable securities of $491.9 million compared to $422.3 million at December 31, 2014

GoPro reports gross profit, operating expenses, operating income, net income and diluted net income per share in accordance with generally accepted accounting principles (GAAP) and on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effects of stock-based compensation, acquisition-related charges, and the tax impact of these items. Additionally, GoPro reports non-GAAP adjusted EBITDA. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded from the calculation of non-GAAP financial measures including adjusted EBITDA, is presented in the financial statement portion of this release.

Summary of First Quarter Non-GAAP Results:

•	Gross margin of 45.2% compared to 41.1% in the first quarter of 2014

•	Operating income of $49.1 million increased 135.2% compared to $20.9 million in the first quarter of 2014

•	Adjusted EBITDA of $56.5 million increased 97.4% compared to $28.6 million in the first quarter of 2014

•	Net income of $35.6 million or $0.24 per diluted share increased 149.4% compared to $14.3 million or $0.10 per diluted share in the first quarter of 2014

First Quarter 2015 and Recent GoPro Highlights Include:

•	International sales accounted for more than half of Q1 revenue; EMEA and APAC revenue was up 66% year-over-year.

•
According to NPD, GoPro’s five capture device models accounted for all five of the top five products in the combined digital camera and camcorder category, on a unit basis, in the US for Q1. In the same category, on a dollar share basis, GoPro capture devices accounted for 3 of the top 5 products, including the #1 spot. GoPro was also the leader in accessory unit sales with 7 of the top 10 selling accessories.

•
A study commissioned by GoPro and conducted by IPSOS, a global market research firm, showed a 70% year-over-year increase in aided awareness of the GoPro brand among consumers in nine countries across five continents.

•	GoPro unveiled HEROCast™, the smallest, lightest and most cost-effective wireless HD micro transmitter on the broadcast market, enabling consumers to experience live events like never before.

•	The GoPro Channel launched on premium video service Vessel, joining Roku, Xbox, LG Smart TVs, and Virgin America In-Flight entertainment.

•	In Q1, the GoPro Channel App reached over one million downloads on the Xbox platform, with users watching an average of 25 minutes of GoPro videos during each viewing session.

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The GoPro Mobile App was downloaded 2.6 million times in Q1, totaling nearly 16 million cumulative downloads; Q1 installs of GoPro Studio exceeded 1.7 million with average daily exports of nearly 40,000, a 68% year-over-year increase.

•	In Q1, videos published on the GoPro Channel on YouTube were up 93% while views were up 46% year-over-year.

•	Content submissions to GoPro's Photo and Video of the Day program increased 50% quarter-over-quarter.

•	GoPro agreed to acquire Kolor, a leader in virtual reality and spherical media solutions.

Conference Call:
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (888) 686-9705 or (913) 312-1469, access code 7553228, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. The webcast will be recorded and the recording will be available on GoPro’s website, http://investor.gopro.com, approximately two hours after the call and for six months thereafter.

About GoPro, Inc. (NASDAQ: GPRO):
GoPro, Inc. is transforming the way consumers capture, manage, share and enjoy meaningful life experiences. We do this by enabling people to self-capture engaging, immersive photo and video content of themselves participating in their favorite activities. Our customers include some of the world's most active and passionate people. The quality and volume of their shared GoPro content, coupled with their enthusiasm for our brand, virally drives awareness and demand for our products.
What began as an idea to help athletes document themselves engaged in their sport has become a widely adopted solution for people to document themselves engaged in their interests, whatever they may be. From extreme to mainstream, professional to consumer, GoPro has enabled the world to capture and share its passions. And in doing so the world, in turn, is helping GoPro become one of the most exciting and aspirational companies of our time.
For more information, visit www.gopro.com or connect with GoPro on YouTube, Twitter, Facebook, Pinterest, or LinkedIn.
GOPRO® and HERO® are trademarks or registered trademarks of GoPro Inc. in the United States and other countries.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements regarding future events. These statements involve risks and uncertainties, and actual events or results may differ materially.  Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the effects of the highly competitive market in which we operate; our dependence on sales of our capture devices for substantially all of our revenue; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide components for our products; the fact that we do not expect to continue to grow in the future at the same rate as we have in the past, and profitability in recent periods might not be indicative of future performance; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; any inability to successfully manage frequent product introductions and transitions; the effects of international business uncertainties; our reliance on our Chief Executive Officer; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2014, which is on file with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein.  GoPro disclaims any obligation to update these forward-looking statements.

# # # # #

Investor Contact:
Peter Salkowski (855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact:
Jeff Brown (650) 332-7600 x 9997

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended
(in thousands, except per share data)	March 31, 2015	March 31, 2014

Revenue	$363,109	$235,716
Cost of revenue	199,376	139,202
Gross profit	163,733	96,514

Operating expenses:
Research and development	49,437	28,739
Sales and marketing	56,369	41,341
General and administrative	35,659	9,878
Total operating expenses	141,465	79,958
Operating income	22,268	16,556
Other expense, net	(2,244)	(1,625)
Income before income taxes	20,024	14,931
Income tax expense	3,272	3,882
Net income	$16,752	$11,049

Less: net income allocable to participating securities	—	3,040
Net income attributable to common stockholders—basic	$16,752	$8,009
Add: net income allocable to dilutive participating securities	—	443
Net income attributable to common stockholders—diluted	$16,752	$8,452

Net income per share attributable to common stockholders:
Basic	$0.13	$0.10
Diluted	$0.11	$0.08

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	132,278	81,582
Diluted	148,573	100,783

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2015	December 31, 2014

Assets
Current assets:
Cash and cash equivalents	$323,165	$319,929
Marketable securities	168,741	102,327
Accounts receivable, net	105,970	183,992
Inventory	164,044	153,026
Prepaid expenses and other current assets	60,334	63,769
Total current assets	822,254	823,043
Property and equipment, net	43,890	41,556
Intangible assets and goodwill	24,874	17,032
Other long-term assets	39,616	36,060
Total assets	$930,634	$917,691

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$91,919	$126,240
Accrued liabilities	103,350	115,775
Deferred revenue	12,327	14,022
Income taxes payable	2,940	2,732
Total current liabilities	210,536	258,769
Other long-term liabilities	18,378	17,718
Total liabilities	228,914	276,487

Stockholders’ equity:
Common stock and additional paid-in capital	576,764	533,000
Retained earnings	124,956	108,204
Total stockholders’ equity	701,720	641,204
Total liabilities and stockholders’ equity	$930,634	$917,691

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended
(in thousands)	March 31, 2015	March 31, 2014

Operating activities:
Net income	$16,752	$11,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,369	3,811
Stock-based compensation	26,501	4,037
Foreign currency remeasurement and transaction losses	2,190	—
Deferred taxes	(1,590)	(330)
Other	639	247
Changes in operating assets and liabilities:
Accounts receivable, net	77,684	75,359
Inventory	(11,017)	21,807
Prepaids and other assets	1,451	1,068
Accounts payable and other liabilities	(50,017)	(97,042)
Deferred revenue	(1,695)	908
Net cash provided by operating activities	66,267	20,914

Investing activities:
Purchases of property and equipment	(5,207)	(4,701)
Purchases of marketable securities	(79,368)	—
Sales and maturities of marketable securities	12,503	—
Business acquisitions	(5,100)	(3,200)
Net cash used in investing activities	(77,172)	(7,901)

Financing activities:
Proceeds from issuance of common stock, net of repurchases	12,325	522
Taxes paid related to net share settlement of equity awards	(1,321)	—
Excess tax benefit from stock-based compensation	6,067	69
Payment of deferred public offering costs	(903)	(799)
Repayment of debt	—	(3,000)
Net cash provided by (used in) financing activities	16,168	(3,208)
Effect of exchange rate changes on cash and cash equivalents	(2,027)	—
Net increase in cash and cash equivalents	3,236	9,805
Cash and cash equivalents at beginning of period	319,929	101,410
Cash and cash equivalents at end of period	$323,165	$111,215

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

	Three months ended
(in thousands, except per share data)	March 31, 2015	March 31, 2014

GAAP net income	$16,752	$11,049
Stock-based compensation:
Cost of revenue	283	168
Research and development	3,535	1,401
Sales and marketing	3,066	1,414
General and administrative	19,617	1,054
Total stock-based compensation	26,501	4,037

Amortization of acquisition-related intangible assets:
Cost of revenue	222	222
Research and development	87	20
Sales and marketing	33	42
Total amortization of acquisition-related intangible assets	342	284

Income tax adjustments	(7,976)	(1,088)
Non-GAAP net income	$35,619	$14,282

GAAP shares for diluted net income per share	148,573	100,783
Add: preferred shares conversion	—	30,523
Add: initial public offering shares	—	8,900
Non-GAAP shares for diluted net income per share	148,573	140,206

Non-GAAP diluted net income per share	$0.24	$0.10

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income, net income, earnings per share and adjusted EBITDA.  These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP.  We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations.  These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis.  The excluded items represent stock-based compensation and charges that are primarily driven by discrete events that we do not consider to be directly related to core operating performance.  We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, trade names, and covenants not to compete related to our acquisitions. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Adjustment for taxes relates to the tax effect of the adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of the period and the initial public offering shares issued July 2014, as if they had been outstanding since the beginning of the period.

Reconciliations of non-GAAP financial measures are set forth below ($ in thousands):

	Three months ended
	March 31, 2015	March 31, 2014
GAAP gross profit	$163,733	$96,514
Stock-based compensation	283	168
Amortization of acquisition-related intangible assets	222	222
Non-GAAP gross profit	$164,238	$96,904

GAAP gross profit as a % of revenue	45.1%	40.9%
Stock-based compensation	0.1	0.1
Amortization of acquisition-related intangible assets	—	0.1
Non-GAAP gross profit as a % of revenue	45.2%	41.1%

GAAP operating expenses	$141,465	$79,958
Stock-based compensation	(26,218)	(3,869)
Amortization of acquisition-related intangible assets	(120)	(62)
Non-GAAP operating expenses	$115,127	$76,027

GAAP operating income	$22,268	$16,556
Stock-based compensation	26,501	4,037
Amortization of acquisition-related intangible assets	342	284
Non-GAAP operating income	$49,111	$20,877

GAAP operating income as a % of revenue	6.1%	7.0%
Stock-based compensation	7.3	1.7
Amortization of acquisition-related intangible assets	0.1	0.2
Non-GAAP operating income as a % of revenue	13.5%	8.9%

Reconciliations of non-GAAP financial measures are set forth below ($ in thousands):

	Three months ended
	March 31, 2015	March 31, 2014
GAAP net income	$16,752	$11,049
Income tax expense	3,272	3,882
Interest expense, net	65	1,335
Depreciation and amortization	5,369	3,811
POP display amortization	4,548	4,513
Stock-based compensation	26,501	4,037
Adjusted EBITDA	$56,507	$28,627